SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: October 23, 1997



                                  PACIFIC BELL

                            A California Corporation

                           Commission File No. 1-1414

                           IRS Employer No. 94-0745535

                   175 E. Houston, San Antonio, Texas  78205

                         Telephone Number (210) 821-4105

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Item 5.  Other Events

Bayside Village, The Fillmore Center and North Point Apartments v. Pacific Bell (Case No. 95-08-037) - This complaint, filed with the California Public Utilities Commission ("CPUC"), challenges Pacific Bell's practice of charging to reconnect the wires between the utility terminal board and the customer utility board ("cross-connects") in apartment buildings, claiming that these cross-connects are part of Pacific Bell's network. Pacific Bell contends these cross-connects are deregulated "inside wire" belonging to the customer, and accordingly the customer is required to pay reconnection charges. In a draft decision by an administrative law judge submitted in October 1997, the judge agreed with the complainants and recommended a retroactive refund of charges dating from 1993 be ordered by the Commission. Other draft decisions by various Commissioners have also been submitted, which do not recommend such refunds. If the draft decision siding with the complainants is adopted by the CPUC, Pacific Bell may be ordered to make refunds of up to $70 million.

Item 7.  Financial Statements and Exhibits

Pacific Bell is filing herewith the following exhibits:

      (c)   Exhibits.


Exhibit
Number      Description

1 Selling Agency Agreement, dated October 23, 1997, among Pacific Bell, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
            Incorporated, Goldman, Sachs & Co., and Salomon Brothers Inc, relating to $1,750,000,000 Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue.

4-a Pacific Bell Officers' Certificate, dated October 23, 1997, setting forth the terms of the Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue, pursuant to section 2.02(a) of the Indenture.

4-b         Form of Fixed Rate Note.

4-c         Form of Floating Rate Note.

4-d         Form of Global Fixed Rate Note.

4-e         Form of Global Floating Rate Note.




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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Pacific Bell



                                    By:    /s/ Donald E. Kiernan
                                        _________________________
                                        Donald E. Kiernan
                                        Vice President


October 23, 1997